EXHIBIT 5.1


                               COVINGTON & BURLING
                         1201 PENNSYLVANIA AVENUE, N.W.
                                  P.O. BOX 7566
                           WASHINGTON, D.C. 20044-7566
                                 (202) 662-6000




                                December 30, 1997



Unigene Laboratories, Inc.
110 Little Falls Road
Fairfield, New Jersey 07004

Gentlemen:

                  This opinion is being furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") being filed today by Unigene Laboratories, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration for resale of 490,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"). The Shares offered by the Registration Statement were issued by the Company in a February 1997 private transaction to the holders (the "Holders") of the Company's 9.5% Senior Secured Convertible Debentures in exchange for the surrender of certain contractual rights.

                  For purposes of this opinion, we have examined the Registration Statement and the exhibits thereto and a copy the Letter Agreement, dated February 7, 1997, among the Company and the Holders. We also have examined and relied upon a copy of the Company's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, and copies of the Company's By-Laws and certain resolutions adopted by the Board of Directors of the Company, certified by the Corporate Secretary of the Company. We further have examined such other documents and made such other investigations as we have deemed necessary to form a basis for the opinion hereinafter expressed.

                  In examining the foregoing documents, we have assumed the authenticity of documents submitted to us as originals, the genuineness of all signatures, the conformity to original documents of documents submitted to us as copies, and the accuracy of the representations and statements included therein.

                  Based on the foregoing,  we are of the opinion that the Shares
have  been  duly  authorized  and  validly  issued,   and  are  fully  paid  and
nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part thereof under the heading "Legal Matters."

                                                     Very truly yours,

                                                     /s/ Covington & Burling
                                                     -----------------------
                                                     COVINGTON & BURLING